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                                                                     Exhibit 8.1

                     [LETTERHEAD OF MAYER, BROWN & PLATT]

                                 May 19, 1998


Security Capital Atlantic Incorporated
6 Piedmont Center
Atlanta, Georgia 30305

Security Capital Pacific Trust
7670 South Chester Street, Suite 100
Englewood, Colorado 80112

     Re: Material Federal income tax consequences of the Merger of Security Capital Atlantic Incorporated with and into Security Capital Pacific Trust

Dear Ladies and Gentlemen:

     You have requested our opinions that (i) the merger (the "Merger") of Security Capital Atlantic Incorporated, a Maryland corporation ("ATLANTIC"), with and into Security Capital Pacific Trust, a Maryland real estate investment trust ("PTR"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 1, 1998, as amended, by and between PTR and ATLANTIC will qualify as a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended, (the "Code"), and that PTR and ATLANTIC will each be a party to the reorganization within the meaning of section 368(b) of the Code, as required by section 7.1(e) of the Merger Agreement, (ii) the performance of the Merger Agreement will not jeopardize the status of PTR as a "real estate investment trust" under the Code, as required by section 7.1(f) of the Merger Agreement, and (iii) the tax disclosure in the joint proxy statement and prospectus (the "Proxy Statement and Prospectus") included as part of the registration statement (the "Registration Statement") on Form S-4 (file no. 333-51139) is accurate in all material respects as to matters of law and legal conclusions.

     In providing these opinions, we have relied on (i) the description of the transaction as set forth in the Merger Agreement and the exhibits thereto, (ii) the description of the transaction as set forth in the Proxy Statement and Prospectus included as part of the Registration Statement and the exhibits thereto, (iii) representations provided by ATLANTIC concerning certain facts underlying and relating to the Merger and its qualification of a "real estate investment trust" and (vi) representations provided by PTR concerning certain facts underlying and relating to the Merger, its qualification as a "real estate investment trust" and the adoption of the Amended and Restated Declaration of Trust for PTR.

     Based upon and subject to the foregoing, it is our opinion that:
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     (i) the Merger will qualify as a reorganization within the meaning of section 368 of the Code, and that ATLANTIC and PTR will each be a party to the reorganization within the meaning of section 368(b) of the Code,

     (ii) the performance of the Merger Agreement will not jeopardize the status of PTR as a "real estate investment trust" under the Code, and

     (iii) the summaries of Federal income tax consequences set forth in the Proxy Statement and Prospectus under the headings "Summary--Material Federal Income Tax Consequences", The Merger--Material Federal Income Tax Consequences" and "Approval of the New Archstone Charter--Material Federal Income Tax Consequences" are accurate in all material respects as to matters of law and legal conclusions.

     This opinion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the Internal Revenue Service, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could adversely affect our conclusions.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm under the headings "Summary--Material Federal Income Tax Consequences", The Merger--Material Federal Income Tax Consequences" and "Approval of the New Archstone Charter-- Material Federal Income Tax Consequences" in the Proxy Statement and Prospectus.

                                    Sincerely,



                                    MAYER, BROWN & PLATT

WAL/TCS